SIGNATURE PAGE




(LOGO)




This report is signed on behalf of the registrant (or depositor or trustee) in he City of Minneapolis and State of Minnesota on the sixteenth day of September, 1997.



Great Hall Investment Funds, Inc.


               Julie K. Getchell                      J. Scott Spiker
     Witness:  --------------------              By:  --------------------
               Julie K. Getchell                      J. Scott Spiker
               Chief Administrative Officer           Chief Executive Officer